UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2015

DINOCO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-198730	46-4842568
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3260 N. Hayden Rd, Suite 210-332

Scottsdale, AZ 85251

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415-847-9954)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On 6/12/15, the Company terminated its employment contact with Patrick Maloy.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On 6/12/15, the Board held a special meeting and voted unanimously to remove Patrick Maloy as Chief Operations Officer, and as Director of the company.  The removal was effective on 6/12/15.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12th, 2015	DINOCO, INC.

	By:	/s/ Dorothy Scaringe
	Name:	Dorothy Scaringe
	Title:	President and Chief Executive Officer